UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017 (February 16, 2017)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 140, Westminster, CO 80020

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 16, 2017, the Board of Directors (the “Board”) of ARCA biopharma, Inc. (the “Company”) elected Anders Hove, M.D., as a director of the Company. Dr. Hove was elected for a term expiring at the Company’s 2019 annual stockholders’ meeting. Dr. Hove was also appointed to serve on the Board’s Nominating and Corporate Governance Committee. A copy of the press release announcing Dr. Hove’s appointment is attached hereto as Exhibit 99.1.

Dr. Hove was most recently a general partner of Venrock Associates (“Venrock”), a venture capital firm, which he joined in January 2004. In 2008, Dr. Hove was a founder of Venrock Healthcare Capital Partners, Venrock’s public fund focused on small capitalization biotech companies and late-stage private companies. From 1996 to 2004, he was a fund manager at BB Biotech Fund, an investment firm, and from 2002 to 2003 he also served as Chief Executive Officer of Bellevue Asset Management, LLC, an investment company. Dr. Hove previously held senior level positions in the medical, clinical and business operations of the pharmaceuticals division of Ciba-Geigy.  He has served on the Boards of Directors of numerous private and public companies, currently serving on the Boards of two private biopharmaceutical companies. Dr. Hove received a M.Sc. in Biotechnology Engineering from the Technical University of Denmark, an M.D. from the University of Copenhagen and an M.B.A. from the Institut Européen d'Administration des Affaires.

On February 16, 2017, the Company also granted Dr. Anders Hove an option to purchase 10,000 shares of common stock at an exercise price of $2.50 per share, the closing price of the Company’s common stock on The NASDAQ Capital Market on February 16, 2017.  The option is subject to the terms and conditions of the Company’s amended and restated 2013 Equity Incentive Plan (the “Plan”) and the Company’s standard forms of Stock Option Agreement and Option Grant Notice under the Plan.  The option vests in 12 equal monthly installments beginning on February 16, 2017, assuming Dr. Hove’s continued service on the Board for such periods.

(e)

On February 16, 2017, the Board also approved cash bonuses for each of the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended), in the amounts set forth below, payable in the first quarter of 2017.  The Board also approved the base salaries for the Company’s named executive officers in each case as set forth below.

Name and Title	Cash Bonus	Base Salary
Michael R. Bristow President and Chief Executive Officer	$92,300	$304,219
Thomas A. Keuer Chief Operating Officer	$55,200	$303,000
Christopher D. Ozeroff Senior Vice President, General Counsel	$54,100	$297,343
Brian L. Selby Vice President, Finance and Chief Accounting Officer	$45,000	$247,170

The Board determined the cash bonuses are to be paid in recognition of the efforts of each of the executives during the prior year.  The new base salaries will become effective on February 27, 2017.

On February 16, 2017, the Compensation Committee of the Board of the Company approved the following stock option (“Options”) grants to the executive officers listed below pursuant to the Company’s Amended and Restated 2013 Equity Incentive Plan approved at the 2016 Annual Meeting of Stockholders and the forms of Stock Option Grant Notice and Option Agreement for officers, as filed with the Securities and Exchange Commission as exhibits to the Company’s Current Report on Form 8-K on September 23, 2013:

Name and Title	Options Granted (1)
Michael Bristow President and Chief Executive Officer	42,000
Thomas A. Keuer Chief Operating Officer	25,200
Christopher Ozeroff Senior Vice President, General Counsel & Secretary	24,000
Brian L. Selby Vice President, Finance	23,000
(1)

Exercise price of $2.50 per share, the closing price of the Company’s common stock on the Nasdaq Capital Market on February 16, 2017. Each Option vests in 36 equal monthly installments measured from February 16, 2017.

On the same day, the Company also approved paying compensation to its existing non-employee directors by granting to Dr. Linda Grais, Mr. Robert Conway, Mr. Daniel Mitchell and Dr. Raymond Woosley options to purchase 8,000 shares of common stock at an exercise price of $2.50 per share, the closing price of the Company’s common stock on February 16, 2017.  The options are subject to the terms and conditions of the Plan and the Company’s standard forms of Stock Option Agreement and Option Grant Notice for the Plan.  The options vest in equal monthly installments and will be fully vested as of December 31, 2017, assuming Dr. Grais’, Mr. Conway’s, Mr. Mitchell’s and Dr. Woosley’s continued service on the Board for such periods.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “Anders Hove, MD Joins ARCA biopharma Board of Directors” dated February 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2017

ARCA biopharma, Inc.
(Registrant)

	By:	/s/ Christopher D. Ozeroff
		Name:	Christopher D. Ozeroff
		Title:	SVP and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “Anders Hove, MD Joins ARCA biopharma Board of Directors” dated February 21, 2017.